Frankly Inc.

333 Bryant Street, Suite 240

San Francisco, CA 94107

December 20, 2016

Mr. Pat LaPlatney

Raycom Media, Inc.

RSA Tower

201 Monroe Street, 20th Floor

Montgomery, AL 36104

Re: Frankly Credit Agreement

Dear Pat,

Reference is made to the Credit Agreement between Raycom Media, Inc. (“Raycom”) and Frankly Inc. (“Frankly”) dated August 31, 2016 (the “Credit Agreement”). Section 4.3.2.3 of the Credit Agreement requires mandatory payment to Raycom of the net proceeds received by Frankly from any “issuances of debt or equity.” Sections 4.3.2.4 and 4.3.2.5 of the Credit Agreement provide for mandatory repayment to Raycom of specific amounts, based upon the amount of capital raised in connection with a NASDAQ listing. Frankly anticipates (a) closing a private placement of equity in December of 2016, (b) closing a revolving credit facility with Silicon Valley Bank in December of 2016, and (c) making a US public offering of equity on or about the date that its pending S-1 Registration Statement and NASDAQ listing application become effective. Raycom and Frankly agree that the proceeds received by Frankly from the financings listed in (a) and (b) above (and (c) above to the extent that the amount raised is less than US$8 million) will not be subject to Section 4.3.2.3 of the Credit Agreement, provided that nothing herein will modify the operation of Sections 4.3.2.4 and 4.3.2.5 of the Credit Agreement.

Reference is also made to the Share Purchase Agreement between Raycom and Frankly dated August 31, 2017 (“the Share Purchase Agreement”). At the time the Share Purchase Agreement was entered, Frankly’s Board of Directors (the “Board”) consisted of four members. Section 4.2.1 of the Share Purchase Agreement required Frankly to enlarge the Board to seven members within 90 days following the Closing Date of the Share Purchase Agreement, subject to shareholder approval. On October 3, 2016, the Board was enlarged to five members. The parties agree that the 90 day period set forth in Section 4.2.1 of the Share Purchase Agreement for enlargement of the Board to seven members is hereby deleted and the Frankly will, subject to shareholder approval, cause the Board to be enlarged to seven members by the earlier of (a) 45 days following the effective date of Frankly’s pending S-1 Registration Statement, or (b) April 15, 2017.

If the foregoing is acceptable, please return a signed copy to us at your earliest convenience.

Sincerely,

Frankly Inc.

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Financial Officer

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Pat LaPlatney
Name:	Pat LaPlatney
Title:	Chief Executive Officer